SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

THE SWISS HELVETIA FUND, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(1)	Title of each class of securities to which transaction applies: ______________________________________
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(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ______________________________________

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THE SWISS HELVETIA FUND, INC. ANNOUNCES
FILING OF PRELIMINARY PROXY MATERIALS; PROPOSAL TO STOCKHOLDERS TO APPROVE NEW INVESTMENT ADVISORY ARRANGEMENTS WITH SCHRODERS

Press Release – For Immediate Release

New York, New York—April 18, 2014

The Swiss Helvetia Fund, Inc. (NYSE: SWZ), a non-diversified registered closed-end investment company, announced today that it has filed preliminary proxy materials (the "Proxy Materials") with the Securities and Exchange Commission (the "SEC") in connection with the Fund's 2014 Annual Meeting of Stockholders (the "Meeting").  The preliminary Proxy Materials include a proposal to the Fund's stockholders to approve new investment advisory arrangements for the Fund (the "Proposed Advisory Arrangements") with Schroder Investment Management North America Inc. ("SIMNA"), and its affiliate, Schroder Investment Management North America Limited ("SIMNA Ltd" and together with SIMNA, "Schroders").  If approved by the Fund's stockholders, the Proposed Advisory Arrangements would replace the investment advisory agreement between the Fund and its current investment adviser, Hottinger Capital Corp. ("HCC").

At the end of 2013, the Fund retained an investment management consultant at the request of the non-interested members of the Fund's Board of Directors (the "Independent Directors") to assist them in identifying and evaluating possible successor investment advisers with proven expertise in managing a portfolio of Swiss equities, due to the Independent Directors' concerns regarding various regulatory, management and other developments involving HCC's parent that could affect the ownership and structure of HCC's parent and management of the Fund.  As described in further detail in the preliminary Proxy Materials, after a lengthy and competitive process, the Independent Directors unanimously voted to approve, and recommend to the Fund's stockholders for their approval at the Meeting, an investment advisory agreement between the Fund and SIMNA and a sub-advisory agreement between SIMNA and SIMNA Ltd.

The Independent Directors selected Schroders based on various factors, including the following: (i) the investment track record, investment process and investment philosophy of the proposed portfolio management team; (ii) the breadth of experience and resources of Schroders as part of a global asset management company with $435.4 billion under management, including experience in supporting, distributing and servicing funds, including other funds registered under the Investment Company Act of 1940, as amended; and (iii) the proven experience and capabilities of the proposed portfolio management team in managing a portfolio of Swiss equities.  In addition, as a result of the competitive process, the Proposed Advisory Arrangements will result in an immediate reduction in the Fund's current fee rate.  Based on the Fund's net assets as of December 31, 2013 and assuming that level of assets remained constant for a year, under the Fund's current investment advisory agreement the annual advisory fee payable by the Fund to HCC would be $3,541,331 and under the Proposed Advisory Arrangements the annual advisory fee payable by the Fund to Schroders would be $3,009,443, a savings of $531,888 to the Fund.

The Fund's stockholders must vote to approve each of the Proposed Advisory Arrangements for either of them to be approved and for Schroders to commence providing advisory services to the Fund.  If the Fund's stockholders do not approve both Proposed Advisory Arrangements, HCC would continue to manage the Fund, and the Fund's Board of Directors, including the Independent Directors, would consider what actions, if any, would be appropriate.  As discussed in greater detail in the preliminary Proxy Materials, the Independent Directors believe that the Proposed Advisory Arrangements are in the best interests of the Fund and its stockholders.

The Fund's Board of Directors has fixed the close of business on April 30, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof (the "Record Stockholders").  The Meeting currently is planned to be held on June 27, 2014 in New York City.  A final date and location for the Meeting will be provided in the Fund's definitive Proxy Materials that currently are anticipated to be filed with the SEC and mailed to Record Stockholders in early May 2014.  Stockholders are encouraged to review all of the information contained in the definitive Proxy Materials before voting in person or by proxy at the Meeting.

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About The Swiss Helvetia Fund, Inc.

The Fund (www.swz.com) is a non-diversified, closed-end investment company seeking long-term capital appreciation through investment in equity and equity-linked securities of Swiss companies.  Its shares are listed on the NYSE under the symbol "SWZ."  The Fund seeks to achieve its investment objective by investing generally in Swiss equity and equity-linked securities that are traded on a Swiss stock exchange, traded at the pre-bourse level of one or more Swiss stock exchanges, traded through a market maker or traded over the counter in Switzerland.  The Fund also may invest in Swiss equity and equity-linked securities of Swiss companies that are traded on other major European stock exchanges.  The Fund may acquire and hold equity and equity-linked securities of non-Swiss companies in limited circumstances.

Closed-end funds, unlike open-end funds, are not continuously offered.  Typically, shares of closed-end funds are sold in the open market through a stock exchange.  Shares of closed-end funds frequently trade at a discount to net asset value.  The price of the Fund's shares is determined by a number of factors, several of which are beyond the control of the Fund.  Therefore, the Fund cannot predict whether its shares will trade at, below or above net asset value.

The Fund is filing today with the SEC its preliminary Proxy Materials (Filing Type: PRE 14A).  The Fund's definitive Proxy Materials currently are anticipated to be filed with the SEC in early May 2014 (Filing Type: DEF 14A).  Stockholders can obtain these documents (when available) free of charge from the SEC's website at www.sec.gov.  The definitive Proxy Materials for the Fund also will be posted (when available) on the Fund's website at www.swz.com.  Stockholders also may call the Fund's proxy solicitor, Georgeson Inc., at 1-866-695-6075 for additional information about the Meeting or to obtain free of charge the definitive Proxy Materials and other definitive documents that may be filed by the Fund with the SEC in connection with the Meeting, when those documents become available.BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE FUND SHOULD READ CAREFULLY THOSE PROXY MATERIALS AND ALL OTHER RELEVANT DOCUMENTS FILED BY THE FUND WITH THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE MEETING, THE PROPOSED ADVISORY ARRANGEMENTS AND OTHER PROPOSALS CONTAINED THEREIN.

The Fund, the Independent Directors and Schroders may be deemed to be participants in the solicitation of proxies of the Fund's stockholders in connection with the Meeting.  Stockholders of the Fund may obtain information about the Independent Directors, along with the Fund's interested Directors and executive officers, including their beneficial ownership of shares of the Fund's common stock, and information about Schroders, in the Proxy Materials and other relevant documents (when available) that may be filed by the Fund with the SEC in connection with the Meeting.